UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                            BELLAVISTA CAPITAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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--------------------------------------------------------------------------------

                                                               PRELIMINARY PROXY

                    PROPOSED SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                            BELLAVISTA CAPITAL, INC.

                                 PROXY STATEMENT
                                       OF
                    BELLAVISTA CAPITAL, INC. (the "Company")

     THIS SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY

The Board of Directors of BellaVista Capital, Inc. (the "Company") is seeking proxies from its shareholders to oppose the takeover of the Company by MacKenzie Patterson Fuller, LP and its officers (collectively "MPF"). MPF is seeking to call a special meeting to hold a shareholder vote to take complete control of the Company by amending the bylaws to increase the size of the board of directors to nine members, installing its officers as the nominees for positions constituting a majority of the new board, and approving an arrangement by which MPF will assume control of all asset management and administration of the Company, award itself an annual management fee equal to 2% of the asset value and award itself a stock option equal to 15% of the shares outstanding.

The Company's current Board of Directors is hereby soliciting your proxy to OPPOSE MPF's attempt to take over complete control of the Company and its Board of Directors, pay itself a 2% annual fee and award itself a 15% stock option. We are urging you to vote (i) AGAINST the expansion of the Board to permit MPF to secure majority control; (ii) AGAINST the election of the five MPF officers (four of the five are Patterson family members) to these newly created Board positions; and (iii) AGAINST appointment of MPF as the Company's exclusive asset manager and administrator.

If MPF should secure and submit valid proxies from shareholders who own a majority of the Company's outstanding common stock directing that the Company call a Special Meeting of the shareholders (the "Special Meeting"), then pursuant to its Bylaws, the Company's Secretary will call the Special Meeting for a date that is no earlier than 10 days and no later than 90 days after the date of the notice of the Special Meeting. The Special Meeting will be held at the principal office of BellaVista, which is located at 15700 Winchester Blvd, Los Gatos, California 95030.

You may execute and return the enclosed proxy, even if you have already executed and submitted a proxy to MPF. The later dated proxy will cancel and invalidate any earlier dated proxy. See "Voting of Shares - Voting Procedures" and "Revocability of Proxy" below.

THE BOARD IS SOLICITING YOUR PROXY IN THE EVENT THE PROPOSALS ARE MADE AT A SHAREHOLDER MEETING, TO VOTE AGAINST (I) AMENDMENT TO THE BYLAWS TO EXPAND THE BOARD OF DIRECTORS TO NINE MEMBERS, (II) APPOINTMENT OF FIVE MPF OFFICERS AS NOMINEES TO FILL THE NEW BOARD POSITIONS, AND (III) THE ENGAGEMENT OF MPF AS THE COMPANY'S SOLE ASSET MANAGER AND ADMINISTRATOR. IF A SPECIAL MEETING OF SHAREHOLDERS IS CALLED AND A QUORUM IS PRESENT AT THE MEETING, A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING VOTING IN FAVOR OF THESE PROPOSALS WILL BE NECESSARY TO ADOPT THE PROPOSALS.

If MPF does not obtain sufficient votes to call a Special Meeting, or if the meeting is called and the proposals are defeated by shareholder vote, the current Board of Directors and management will continue to direct the Company's operations. If no Special Meeting is called and MPF takes the necessary steps to include its proposals on the agenda of the next Annual Meeting of shareholders, the Board of Directors will vote the proxies solicited hereby as directed at the Annual Meeting.

We are mailing each registered shareholder a copy of this Proxy Statement on or about ______, 2009, and you can obtain the Proxy Statement, and any other relevant documents, for free at the SEC's web site or from the Company by calling Patti Wolf at (480) 563-3351. (Please note: 480 is the correct area code).

MPF PROPOSALS

The Special Meeting

The proposed Special Meeting of shareholders is being sought by MPF for the sole purpose of a vote on its takeover proposals. The MPF takeover efforts have already caused the Company to expend substantial amounts of management time and to incur substantial costs (in excess of $70,000 prior to the publication of this proxy), and will continue to cause the expenditure of additional time and cost to oppose the MPF takeover. If the Special Meeting is held, the cost to the Company of holding the meeting is expected to exceed $5,000.

Expansion of the Board and Appointment of the MPF Nominees

MPF proposes to expand the Board to nine members and to fill the five new positions on the Board of Directors with MPF officers (four of the five are Patterson family members) in order to control a majority of the Board. MPF's nominees are Pat Patterson, Glen Fuller and Christine Simpson as Class III directors, Robert Dixon as a Class II director and Chip Patterson as a Class I director. The Class of each director determines the date of the annual meeting at which the term of office for that Class expires. Class III directors' terms will expire at the annual meeting in 2010, Class II at the annual meeting in 2011, and Class I at the annual meeting in 2012.

The Board strongly urges:
     o    a vote AGAINST the expansion of the Board to nine members and
     o    a vote AGAINST each of the MPF officer nominees and
     o    is soliciting your proxy to vote AGAINST these proposals.

If no Special Meeting is called, then MPF may seek to vote any executed proxies they receive in favor of expansion of the Board and election of the MPF nominees at the Company's next annual meeting following its fiscal year ended September 30, 2009, to be held in 2010. Accordingly, the Board is soliciting your proxy to vote to oppose such proposals at the next meeting of Shareholders, whether special or annual.

As discussed in the Board's correspondence with shareholders since the date MPF commenced its takeover efforts, the Board believes that (i) MPF has significantly misrepresented the potential benefits of granting it complete and total control over BellaVista's Board, assets and operations; and (ii) MPF seeks to obtain such control for its own benefit and that of its many beneficial owners, and not for the benefit of the majority of BellaVista's shareholders. MPF is a private equity company owned and controlled by its five nominees for the Board, and has acquired Company shares for a number of its investor programs that have their own separate investment objectives and interests. MPF owns less than 12.5% of the Company's shares, and purchased those shares for prices ranging from $1.00 to $2.25 per share.

We believe that MPF's interests are not aligned with those of the vast majority of BellaVista's shareholders. We believe that MPF's primary interest lies in satisfying the investment and business objectives of its management and investors, and not in meeting the objectives of the approximately 88% of BellaVista's shareholders who purchased their shares at $10 per share. We believe that the majority of BellaVista's shareholders are best served by having the Company managed in a manner and with the objectives sought by the current Board who we believe, as long term fellow shareholders, have objectives and interests in common with the vast majority of shareholders.

Accordingly, we urge you to grant us your proxy to vote AGAINST the expansion of the Board and appointment of MPF officers to fill the newly created positions.

Appointment of MPF to Manage the Company's Assets and Operations

MPF's proposals include the proposal to appoint MPF as the sole manager of the Company's assets and administration. As we have addressed in detail in our correspondence, we believe MPF has made very misleading statements and misrepresentations in claiming that this management arrangement will result in significant cost savings and improved Company performance. We refer you to the detailed responses in our letters to these and other MPF claims. In their proxy materials, MPF includes only a one paragraph summary inserted near the end of the statement, describing the proposed management arrangement.

Set forth below is the substance of this single paragraph, with BellaVista's bullet point comments inserted in boldface type and underlined]:

     1. MPF says that the management contract will be "consistent with the following terms":
            o The terms of this contract, given MPF's complete control of the Board, would be determined in MPF's sole discretion
     2.   An anticipated commencement date of September 1, 2009
     3. A 1-year initial term with automatic 1-year renewals, unless either party provides 90-day advance notice of termination
            o "either party" is somewhat misleading, as MPF will control both parties
     4. A base management fee equal to a fixed percentage fee equal to two percent (2%) of BellaVista's total assets on an annual basis
            o Who will calculate total assets, and who will determine whether to take actions that might increase or decrease this basis for the annual fee? MPF, of course
     5. Reimbursement to MPF for extraordinary and property level expenses incurred on behalf of BellaVista, but not for typical administrative and overhead expenses
            o Based on this single loophole, MPF's continued representations of cost savings are inherently misleading as MPF will not absorb the property level expenses that they included in Company expenses when calculating cost savings, and will have full discretion to determine what expenses are "extraordinary"
     6. MPF will provide BellaVista with all corporate services, including asset management, investment advisory, accounting, legal, investor relations, investor reporting, printing, mailing, and all other corporate overhead
            o In other words, complete control of any and all aspects of the Company, as overseen by the MPF controlled board
     7. BellaVista will grant MPF an option to acquire up to 15% of the stock of BellaVista at a strike price of $2.73 per Share, which price will be reduced by the amount of any dividends paid to shareholders (or shares repurchased) from and after the date of the management agreement."
            o In other words, "we (MPF) bought at $1 to $2.25 per share, and, as long as we (MPF) do nothing more than return to you the estimated current value of your shares, we (MPF) will immediately get 15% of the Company for $0 and immediately and significantly dilute the value of your shares." Is this in the best interests of nearly 88% of the shareholders who purchased at $10 a share?

We would further point out that, even after numerous requests from the BellaVista Board of Directors, MPF has never provided any detailed business plan for its management of the Company to either the Bella Vista Board or to you, BellaVista's shareholders. This is in great contrast to the current BellaVista Board who have developed such a detailed business plan and update it annually for the shareholders. The Company's asset management and administration is currently provided for under a detailed contract between the Company and Cupertino Capital. This contract has been publicly disclosed and is available for all shareholders to review in its entirety. It was negotiated at arm's length by the Company with Cupertino Capital, an unaffiliated real estate investment firm, and approved by the independent Board of Directors.

By contrast, MPF proposes that you vote to give MPF control of the Board so that MPF can itself approve its non-arm's length contract for Company management and administration. MPF has given you nothing more than a brief outline of an agreement, copied above, as an indication of the terms and conditions of this proposed management arrangement. MPF may therefore be free to adopt unilaterally the terms and conditions it finds most favorable to its interests, once it has control of the BellaVista Board of Directors.

For the foregoing reasons, we urge you to give us your proxy to vote AGAINST the MPF proposed arrangement to assume complete control over management of the Company's assets and administration.

VOTING OF SHARES

Voting Procedures

BellaVista Capital, Inc.'s only class of voting securities is its common stock, par value $0.01 per share. Holders of its shares of common stock at the close of business on the record date will be entitled to notice of, and to vote at, the proposed Special Meeting, if the Special Meeting is called. The Special Meeting will be called if requests representing a majority of the outstanding shares are executed, submitted to the Company and not withdrawn before the Special Meeting is noticed by the Company. The record date would be established at time the Company delivers notice of the Special Meeting.

As of June 17, 2009, a total of 11,171,433 shares of the Company's common stock were outstanding. Each share of common stock outstanding on the record date and the date of the Special Meeting is entitled to one vote on each matter presented at the meeting.

The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present, in person or by proxy, at the meeting and entitled to vote is required for approval of all matters properly before the shareholders at the meeting. All shares present at the meeting, in person or by proxy, will be included to determine the quorum and to determine whether the required majority of the quorum has voted to approve any proposal.

The accompanying proxy will be voted in accordance with the shareholder's instructions on such proxy. Each shareholder may approve a vote against or in favor of the proposals to amend the bylaws to increase the size of the board, elect the MPF officer nominees, and approve the MPF exclusive management agreement. We do not anticipate that any other business will be conducted at the Special Meeting.

THE COMPANY'S BOARD URGES SHAREHOLDERS TO SIGN THE ENCLOSED BLUE FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY AS DIRECTED.

If no direction is given on the proxy form, and you return the signed proxy to us, it will be voted AGAINST each of the proposals to expand the board, elect the MPF officer nominees, and approve the MPF management agreement.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Company's Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the Special Meeting and voting in person. In this regard, any shareholder who has executed and delivered a proxy to MPF may revoke such proxy by delivering a written statement to the Company's Secretary that the MPF proxy is revoked, by presenting the attached proxy with a later date than the MPF proxy to the Board, or by attending the Special Meeting and voting in person.

Additional Materials

A Form of Proxy is included with the mailing of this proxy statement. A copy of the Company's Form 10-KSB Annual Report for its fiscal year ended September 30, 2008, as filed with the Securities Exchange Commission on January 23, 2009, which includes the Company's audited financial statements for the fiscal year, as well as copies of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2008, will be furnished without charge to beneficial shareholders or shareholders of record upon request to BellaVista Capital, c/o Carmen Palenske, 15700 Winchester Boulevard, Los Gatos, CA 95030; or by calling Patti Wolf at (480) 563-3351. (Please note: 480 is the correct area code).

SOLICITATION OF PROXIES

This solicitation is being made on behalf of the Company's Board of Directors. The costs of this solicitation by the Board of Directors will be borne by BellaVista Capital, Inc. Proxy solicitations will be made by mail or electronic mail. They also may be made by members of Company management by personal interview, telephone, facsimile transmission, and telegram. BellaVista Capital, Inc. does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000, plus reasonable out-of-pocket expenses. Assuming no such third party solicitation costs are incurred, the total costs to the Company for this solicitation which will consist primarily of the legal, printing and mailing costs are expected to be approximately $9,500. Such costs represent only the costs of soliciting proxies and opposing the solicitation by MPF. They do not include substantial costs (all of such costs, including proxy solicitation, have exceeded $70,000 to date) otherwise incurred in responding to MPF's takeover demands commencing with its demand letter of March 17, 2009.

THE INCUMBENT BOARD OF DIRECTORS; PERSONS MAKING THIS SOLICITATION

The incumbent members of the Board of Directors are identified in the following table, including the class and expiration of their respective terms. The year of expiration in each case refers to the annual meeting of shareholders for the fiscal year ended September 30 of the stated calendar year.

Name                Position with the Company        Class and Term

William Offenberg   Chairman of the Board            III (term expires at the
                    and Chief Executive Officer      annual meeting of
                                                     shareholders for the fiscal
                                                     year ended September
                                                     30, 2011)

Jeffrey Black       Director and                     II (term expires at the
                    Chief Financial Officer          annual meeting of
                                                     shareholders for the fiscal
                                                     year ended September 30,
                                                     2010)

Patricia Wolf       Director and Corporate           II (term expires at the
                    Secretary                        annual meeting of
                                                     shareholders for the fiscal
                                                     year ended September 30,
                                                     2010)

Robert Puette       Director                         I (term expires at the
                                                     annual meeting of
                                                     shareholders for the fiscal
                                                     year ended September 30,
                                                     2009)

The business background and experience of our directors and executive officers is as follows:

         William Offenberg, age 56, has been a member of the Board since July 2005. Prior to joining the Board, Mr. Offenberg acted as a consultant to the Board since July 2004. From 1998 to 2005, Mr. Offenberg was an Operating Partner at Morgenthaler Partners, a $2 billion private equity firm, where he specialized in recapitalizations and leveraged buyouts. In his capacity as Operating Partner, Mr. Offenberg has served in a variety of executive and board positions at various Morgenthaler portfolio companies. Between 1993 and 1997, Mr. Offenberg was President and Chief Executive Officer of Gatan International, a developer of scientific instrumentation. Prior to joining Gatan, Mr. Offenberg was President of Spectra-Physics Analytical from 1986 to 1993. Between 1977 and 1986, Mr. Offenberg held various management positions at Perkin-Elmer's Instrument Group. Mr. Offenberg began his career as a chemist at Atlantic Richfield. Mr. Offenberg has degree in Chemistry from Bowdoin College and did graduate work in analytical chemistry at Indiana University.

     Robert Puette, age 67, is the President of Puette Capital Management, Inc., an investment and consulting company that he founded in 2004. He has been a member of the BellaVista Board since March 1, 2002. Prior to such time, Mr. Puette served as an advisory director to the Company. Between 2001 and 2004, Mr. Puette was a partner at the WK Technology venture capital firm. Between 1997 and 2000, Mr. Puette was the President, Chief Executive Officer, and member of the Board of Directors of Centigram Communications Corporation (NASDAQ), a communications technology firm. Prior to his position at Centigram, from 1995 to 1997, Mr. Puette served as President, CEO and Chairman of the Board of Directors at NetFRAME Systems (NASDAQ), a high-availability computer server company, and from 1990 to 1993; Mr. Puette served as President of Apple USA, Apple Corporation (NASDAQ). Prior to 1990, Mr. Puette served as a Group General Manager of Hewlett-Packard Corporation (NYSE). Mr. Puette is also on the Boards of Bentek Corporation (Private), Fat Spaniel Corporation (Private), Lavante, Inc. (Private), SunModular, Inc. (Private), PureSense Inc. (Private) and Aether Wire Corporation (Private). He is also a former director of Cisco Systems (NASDAQ). Mr. Puette holds a BSEE degree from Northwestern University and a MSOR degree from Stanford University.

         Jeffrey Black, age 55, is a Senior Vice President in the Silicon Valley office of CB Richard Ellis--the largest real estate company in the world. In his 32 years as a real estate broker and corporate real estate advisor, he has concluded real estate transactions in excess of $2 billion. Notable clients that Mr. Black has represented include eBay, Netflix, Altera, Amdahl, Thermo Fisher Scientific, AT&T, Exxon Corporation, Marriott, TRW Corporation, VLSI Technology, Steelcase, Advanced Micro Devices and Ernst & Young. He has been consistently been one of the top brokers in Silicon Valley. He was given the Hall of Fame Award (Association of Silicon Valley Brokers) in 1997. Mr. Black has a Bachelor's of Science and Commerce degree in Finance from Santa Clara University.

         Patricia Wolf, age 63 served as Chair of the Board of Trustees for Ottawa University from 2006 through 2008. In February 2009, she was recognized for outstanding leadership during a period of significant change in University strategy and direction. From 1986 until 2002 she was employed by Management Technology America (MTA), the computer software company she founded in 1986. In 1999, Ms. Wolf sold MTA to a company listed on the NYSE. During the period from 1999 to 2002 she continued her employment as the company's president. Prior to her employment with MTA, she held various executive management positions with companies listed on the NYSE in the technology industry and created a track record of growing and developing successful organizations. Ms. Wolf holds a Bachelor's degree in Business Administration and a Master's degree in Management, both from Ottawa University.

Terms of Directors and Officers

Our Board of Directors consists of the number of persons as shall be fixed by the Board of Directors from time to time by resolution to be divided into three classes, designated Class I, Class II and Class III, with each class to be as nearly equal in number of directors as possible. Currently there are four director positions. Mr. Puette is a Class I director and his term expires as of the annual meeting of shareholders for the fiscal year ended in 2009. Mr. Black and Ms. Wolf are Class II directors and their terms expire as of the meeting for the fiscal year ended in 2010. Mr. Offenberg is a Class III director, and his term expires as of the meeting for the fiscal year ended in 2008/2009. At each annual meeting, the successors to the class of directors whose term expires at that time are to be elected to hold office for a term of three years, and until their successors are elected and qualified, so that the term of one class of directors expires at each annual meeting. The full Board acts to nominate candidates for the Board, as there is no separate nominating committee. There have been no changes during the year covered by this report in the procedures for nomination or by which shareholders may recommend nominees to the Board.

Upon Mr. Rider's resignation from the Board of Directors as of September 30, 2008, a resolution was passed to decrease the number of directors from five to four.

For any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by election of the Board of Directors or the shareholders, with the director so elected to serve until the next annual meeting of shareholders, if elected by the Board of Directors, or for the remainder of the term of the director being replaced, if elected by the shareholders; any newly-created directorships or decreases in directorships are to be assigned by the Board of Directors so as to make all classes as nearly equal in number as possible. Directors may be removed only for cause and then only by vote of a majority of the combined voting power of shareholders entitled to vote in the election for directors. Subject to the voting rights of the holders of the stock, the charter may be amended by the vote of a majority of the combined voting power of shareholders, provided that amendments to the article dealing with directors may only be amended if it is advised by at least two-thirds of the Board of Directors and approved by vote of at least two-thirds of the combined voting power of shareholders. The effect of these as well as other provisions of our charter and bylaws may discourage takeover attempts and make more difficult attempts by shareholders to change management.

Executive officers are appointed by the Board of Directors, serve at the Board's pleasure and may be removed from office at any time without cause. There are no family relationships among any of our directors or executive officers.

Directors' Meetings and Committees

The Board of Directors has not established separate standing audit, nominating or compensation committees or committees performing similar functions. The full Board of Directors acts as the audit committee for all purposes relating to communications with the auditors and responsibility for oversight of the audit. The Board has not adopted any written charter governing its activity as the de facto audit committee.

The full Board also acts as the nominating committee. The Board has no nominating committee charter, nor does it have any express policy with respect to consideration of director candidates recommended by securities holders. The Board believes that, in consideration of the size of the Company, its limited shareholder group, the lack of any public trading market for its securities and the limited resources available to the Board, that maintaining a standing nominating committee and nominating committee charter is not practical or in the best interests of the Company and its shareholders. All members of the Board have participated in the nomination process when in office, and all members of the sitting Board are expected in the future to participate in the nomination process.

The full Board also acts as the compensation committee. The Board has no compensation committee charter, nor does it have any express policy with respect to executive compensation. The Board believes that, in consideration of the size of the Company, its limited shareholder group, the lack of any public trading market for its securities and the limited resources available to the Board, that maintaining a standing compensation committee and compensation committee charter is not practical or in the best interests of the Company and its shareholders. All members of the Board have participated in the process of determining executive compensation, and all members of the sitting Board are expected in the future to participate in the process.

During fiscal year ended September 30, 2008, there were four regular meetings of the Board of Directors and 13 special meetings. Meetings are generally held at the Company's offices and all Board members attend in person unless that director cannot be present in person. In such cases, directors attend via a telephone conference call.

Shareholders may communicate directly with any director. Any shareholder wishing to communicate with a director may send a written communication addressed to the director to the Company's Chief Executive Officer, William Offenberg, who will transmit the communication to the addressed director.

Compensation of Directors

Directors William Offenberg and Jeffrey Black also serve as chief executive officer and chief financial officer, respectively, of the Company. All directors are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Set forth below is a table summarizing compensation paid to directors for service on the Board during the most recent fiscal year ended September 30, 2008.

--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------
Name            Fees         Stock        Option       Non-Equity       Nonqualified     All Other       Total
                Earned       Awards       Awards       Incentive Plan   Deferred         Compensation    ($)
                Or           ($)          ($)          Compensation     Compensation     ($)
                Paid in                                ($)              Earnings
                Cash                                                    ($)
                ($)
--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------
William         $44,500      0            0            0                0                $84,725         $129,225
Offenberg
--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------
Robert          38,000       0            0            0                0                0               38,000
Puette
--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------
Patricia        38,000       0            0            0                0                0               38,000
Wolf
--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------
Jeffrey         46,000       0            0            0                0                0               46,000
Black
--------------- ------------ ------------ ------------ ---------------- ---------------- --------------- -------------

As Chairman of the Board, Mr. Offenberg received $30,000 while Messrs. Puette, Black and Ms. Wolf received $25,000 each for their participation in the Company's regular board meetings. All directors are also compensated $1,000 for every special board meeting they attend.

On September 25, 2007, the Company entered into an agreement to compensate William Offenberg on an hourly basis for his consulting services as Executive Chairman of the Board. In addition, commencing October 1, 2008, the Board authorized payment to each of Mr. Offenberg and Mr. Black of an additional fee in the amount of $5,000 per annum as consideration for their services as chief executive officer and chief financial officer of the Company, respectively, including their review and certification of the Company's periodic reports and disclosure controls and procedures. These fees are included in the "Fees Earned Or Paid in Cash" column. The additional compensation earned by Mr. Offenberg for his consulting services during the fiscal year ended September 30, 2008 is shown under the "All Other Compensation" column in the above table. Mr. Offenberg invoices the Company in January for his board and consulting services for the prior calendar year and is then paid for these services.

The Company's charter obligates it to indemnify its directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Officers of the Company

Our executive officers and their positions as of the date of this Proxy Statement are:

     Name                                 Position
     ----                                 --------
     William Offenberg                    Chief Executive Officer
     Jeffrey Black                        Treasurer, Chief Financial Officer

Executive officers are appointed by the Board of Directors, serve at the Board's pleasure and may be removed from office at any time without cause. There are no family relationships among the directors and officers. The Company does not currently have a stock option or deferred compensation plan.

Executive Compensation

The following table summarizes compensation paid during the two most recent fiscal years to employee of the Company who held executive officer positions Please note that neither of these individuals remains employed by the Company. The position of chief investment officer was eliminated and the position of chief executive officer is now filled on a consulting basis as needed by the Board Chairman.

---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Name             Year    Salary      Bonus      Stock      Option     Non-       NonqualifieAll         Total
and                      ($)         ($)        Awards     Awards     Equity     Deferred   Other       ($)
Principal                                       ($)        ($)        Incentive  Compensa-  Compen-
Position                                                              Plan       tion       sation
                                                                      CompensatioEarnings   ($)
                                                                      ($)        ($)
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------

Michael          2008    $250,000    $ 7,500    0          0          0          0          0           $257,500
Rider,
Chief Executive
Officer,
Director
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
                 2007    $250,000    $12,500    0          0          0          0          0           $262,500
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Eric             2008    $103,846          0    0          0          0          0          0           $103,846
Hanke,
Chief
Investment
Officer,
Secretary
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
                 2007    $150,000    $20,500    0          0          0          0          0           $170,500
---------------- ------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------

Certain Relationships and Related Transactions

Two out of four of the current members of the Board, William Offenberg and Jeffrey Black act as an officers of the Company and cannot be considered independent directors while the other two members of the Board are considered independent, as that term is defined under New York Stock Exchange Rule Section 303A, the NYSE's Corporate Governance Rules. Under those Rules, no director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the NYSE does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Accordingly, while Mrs. Offenberg, Puette and Black and Ms. Wolf own shares of the Company's common stock, the Board views these directors/nominees as independent under these standards. In addition, a director is not independent under the NYSE Rules if:
(i) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

As disclosed in the Company's 10-Q filing with the SEC, in order to meet the Company's short-to-medium term cash requirements arising in the fall of 2008, for which conventional financing was then not available, the Board authorized its asset manager, Cupertino Capital, to pursue up to a total of $3 million of financing lines, that could be accessed as needed on a monthly basis, through a private placement of debt secured by trust deeds to the Brighton and Pulgas properties of $1.5 million each. The Board authorized borrowing on what it deemed, at the time of these placements, to be market rate terms of: 11% interest to private lenders, a servicing fee of 0.5% per annum, an origination fee of 1% (if funded from a Company relationship or related party) or 3% (if funded from an independent third party) payable to Cupertino Capital, and maturity dates of October 1, 2009 for the line on Brighton and February 1, 2012 for the line on Pulgas. The independent and disinterested members of the Board approved borrowing from each of Jeffrey Black and William Offenberg, as related parties, on the foregoing terms. Mr. Black and Mr. Offenberg made funding commitments and began advancing funds on October 30, 2008.

As of July 1, 2009, the total balance owed on both financing lines was $2.4 million. These funds had been advanced by 2 related parties and 2 independent third party private lenders. Mr. Offenberg and Mr. Black had advanced totals of $1,415,000 and $830,000 in principal, respectively. Total interest paid and payable on amounts advanced by Mr. Offenberg and Mr. Black as of such date were $107,762.32 and $37,371.35, respectively. On June 30, 2009, BVC received a partial repayment from a borrower related to the closing of a sale of a condo unit, and subsequently BVC then made principal repayments in the amount of $480,000 and $120,000 to Mr. Offenberg and Mr. Black, respectively.


Legal Proceedings

There are no material proceedings to which any director or executive officer of the Company, or any associate of any such director or executive officer is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Statements of beneficial ownership on SEC Form 3 respecting ownership of common stock are required within 10 days of becoming an officer or director, or beneficial owner of more than 10% of the outstanding common shares, and statements of changes in beneficial ownership are required within 48 hours of any such change. Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended 2008, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during the year ended September 30, 2008 and through the date of dissemination of this Proxy Statement, all directors and officers of the Company and beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Capital Stock by Large Security Holders

The following table presents information regarding the beneficial ownership of the only known beneficial owners of in excess of 5% of our outstanding common shares.

                                                                Number             Percent
Title of Class   Name and Address of Beneficial Owner        of Shares            of Class
--------------   ------------------------------------  ------------------ ------------------
Common Stock     MacKenzie Patterson Fuller, LLC               1,390,046              12.44
                 1640 School Street
                 Moraga, California 94556
--------------   ------------------------------------  ------------------ ------------------
                 Jay Duncanson
                 c/o Menlo Advisors
                 800 Oak Grove Avenue
                 Menlo Park, CA 94025                            658,735               5.90
--------------   ------------------------------------  ------------------ ------------------
                    Total                                      2,048,781              18.34
==============   ====================================  ================== ==================

Beneficial Ownership of Capital Stock by Directors and Management

The following table presents information regarding the beneficial ownership of our capital stock as of June 17, 2009 of: (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                               Number           Percent
Title of Class       Beneficial Owner                       of Shares          of Class
--------------       ----------------------------      ------------------ ------------------
Common Stock         Robert Puette                               405,241               3.50
--------------       ----------------------------      ------------------ ------------------
                     Jeffrey Black                               250,852               2.16
--------------       ----------------------------      ------------------ ------------------
                     Patricia Wolf                               167,030               1.44
--------------       ----------------------------      ------------------ ------------------
                     William Offenberg                           107,404                  *
--------------       ----------------------------      ------------------ ------------------
                        Total                                    930,527               8.03
==============       ============================      ================== ==================

  * Less than one percent of our outstanding capital stock.


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No member of the Company's Board is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. As described above, Board members William Offenberg and Jeffrey Black are engaged by the Company to serve as the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, on the terms described herein. Other than their continuing employment in these capacities at the will of the Board, none of the Board members or any of their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.


OTHER BUSINESS

The Board of Directors knows of no other matters, which may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

BY ORDER OF THE BELLAVISTA BOARD OF DIRECTORS


Los Gatos, California
____________, 2009

                                                               PRELIMINARY PROXY

     Proxy to Vote at a Meeting of Shareholders of BellaVista Capital, Inc.
          THIS PROXY IS SOLICITED BY THE BELLAVISTA BOARD OF DIRECTORS
The undersigned appoints Patricia Wolf, corporate Secretary of BellaVista Capital, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote, as designated on this proxy, all shares of the Common Stock of BellaVista Capital, Inc. (the "Company") which the undersigned is entitled to vote at the next shareholder meeting (special or annual, whichever occurs first) or at any adjournments, postponements or rescheduling thereof (please check the desired box for each proposal):

1. Proposal No. 1 - Expansion of board of directors to nine members by amending bylaws
--------------------------------------------------------------------------------
|_| AGAINST expansion of the board   |_| In favor of expansion of    |_| Abstain
    of directors to nine members         the board of directors to
                                         nine members
--------------------------------------------------------------------------------
               THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     AGAINST
                      EXPANSION OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
                         -------------------------------
2. Proposal No. 2 - Election of five directors to fill vacancies created by the expansion of the board
--------------------------------------------------------------------------------
 |_| AGAINST all nominees      |_| In favor of all nominees          |_| Abstain
     listed below                  listed below
                                   (you may strike out the
                                   name of any nominee to
                                   withhold authority to vote)
--------------------------------------------------------------------------------
          C. E. Patterson, as a Class II Director with a term expiring at the annual meeting in 2011
           Glen Fuller, as a Class III Director with a term expiring
                         at the annual meeting in 2010
           Chip Patterson, as a Class I Director with a term expiring at the annual meeting in 2012
          Robert E. Dixon, as a Class II Director with a term expiring at the annual meeting in 2011
       Christine E. Simpson, as a Class III Director with a term expiring at the annual meeting in 2010

               THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     AGAINST
                            THE NOMINEES NAMED ABOVE.
--------------------------------------------------------------------------------
                         -------------------------------
3. Proposal No. 3 - Engagement of MPF for investment management services for an annual fee equal to 2% of BellaVista's assets
--------------------------------------------------------------------------------
 |_| AGAINST engagement of MPF   |_| In favor of engaging MPF as     |_| Abstain
     as investment manager                 investment manager
--------------------------------------------------------------------------------

               THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
                           THE MPF MANAGEMENT PROPOSAL

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS, AGAINST ALL OF THE THREE PROPOSALS SET FORTH ABOVE. THIS PROXY WILL BE VOTED BY THE INDIVIDUAL NAMED IN THIS PROXY IN HER BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING AS OF THE DATE OF THE PROXY STATEMENT TO WHICH THIS PROXY IS ATTACHED.

The undersigned hereby acknowledges receipt of the Board of Directors' Proxy Statement dated July __, 2009, relating to the proposed Special Meeting. This proxy will remain valid for a period not to exceed one year from this date.

                                                     Dated: ___________, 2009


----------------------------------         ----------------------------------
Print Name                                 Signature


----------------------------------         ----------------------------------
Print Name                                 Signature

Please date this proxy and sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing. Return the executed proxy in the envelope provided. If you have any questions, please contact Patti Wolf at (480) 563-3351.